UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 22, 2017

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 22, 2017, the OGE Energy Corp. (the "Company") Board of Directors amended the Company’s By-laws (the “By-laws”), primarily to implement proxy access. Section 5.4 has been added to permit a stockholder or group of up to 20 stockholders owning three percent or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of the Company’s Board of Directors or (ii) two, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the By-laws.

In addition, the By-laws were revised to provide for a plurality voting standard for contested elections in which the number of nominees for director exceeds the number of directors to be elected at such election. A majority vote standard will continue to apply in uncontested director elections. The By-laws were also amended to provide for resignation procedures in the event that a nominee for election to the Board of Directors does not receive the required majority vote, where a majority vote is required.

For further information, see the Company’s amended By-laws attached as Exhibit 3.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.01	OGE Energy Corp. By-laws, as amended on February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

February 22, 2017